Exhibit 21

                                   Foamex L.P.
                           SUBSIDIARIES OF REGISTRANT
                             as of December 31, 2001


                                                    State or Other Jurisdiction
Subsidiaries                                             of Incorporation
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Espumas Foamex Espana, S.L.                                   Spain
Foamex Asia, Inc.                                             Delaware
Foamex Canada Inc.                                            Canada
Foamex Capital Corporation                                    Delaware
Foamex de Acuna, S.A. de C.V.                                 Mexico
Foamex de Mexico, S.A. de C.V.                                Mexico
Foamex de Cuautitlan, S.A. de C.V.                            Mexico
Foamex de Juarez, S.A. de C.V.                                Mexico
Foamex Latin America, Inc.                                    Delaware
Foamex Mexico, Inc.                                           Delaware
Foamex Mexico II, Inc.                                        Delaware
Grupo Foamex de Mexico, S.A. de C.V.                          Mexico
Servicios Administrativos Foamex, S.A. de C.V.                Mexico
Maquila Foamex, S.A. de C.V.                                  Mexico
Corte y Costura Foamex, S.A. de C.V.                          Mexico
Administration Foamex, S.A. de C.V.                           Mexico